UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2005

COMMUNITY CENTRAL BANK CORPORATION (Exact name of Registrant as specified in its Charter)

Michigan State or other jurisdiction of incorporation)	000-33373 (Commission File No.)	38-3291744 (IRS Employer Identification Number)

P.O. Box 7 Mount Clemens, Michigan 48046-0007 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (586) 783-4500

N/A (Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement.

Named Executive Officer Salary and Bonus Arrangements.

            On December 2, 2005, the Compensation Committee of Community Central Bank Corporation (the "Corporation") approved the base salaries for 2006, cash bonuses for 2005 and stock option grants for the named executive officers of the Corporation, all as set forth in the following table:

Executive Officer	Title	2006 Salary	2005 Salary	2005 Cash Bonus	2004 Cash Bonus	2005 Shares of Stock Options	2004 Shares of Stock Options
David A. Widlak	President and CEO Community Central Bank Corporation	$266,500	$258,750	$80,000	$31,250	10,000	12,000

Ronald R. Reed	President and CEO Community Central Bank	$186,560	$181,125	$50,000	$22,500	5,000	6,000

Ray T. Colonius	Treasurer and CFO Community Central Bank and Community Central Bank Corporation	$155,000	$124,200	$40,000	$12,500	4,000	5,000

            Bonuses paid and stock option grants awarded to the named executive officers are at the discretion of the Compensation Committee. The Compensation Committee will review the named executive officer's individual performance as well as the Corporation's and Bank's overall performance in making bonus and stock option grant determinations, but does not look at any particular factor to make its determination.

            As a general guideline, the Compensation Committee establishes a total bonus pool equal to approximately ten percent of a minimum-targeted net income base, which is set by the Compensation Committee at the beginning of the fiscal year. The actual amount of money in the total bonus pool may be increased or decreased at the end of the year at the discretion of the Compensation Committee.

            The Corporation is filing, as exhibit 99.1 to this report, the form of agreement for non-qualified stock options awarded from time to time under the Corporation's 2002 Incentive Plan. The form of agreement for incentive stock options awarded from time to time under the Corporation's 2002 Incentive Plan was filed in the Corporation's Current Report on Form 8-K filed with the SEC on March 25, 2005.

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ITEM 9.01   Financial Statements and Exhibits
(c) Exhibits.
Exhibit No.	Description
99.1	Form of Stock Option Agreement for a Non-Qualified Stock Option Under The Community Central Bank Corporation 2002 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CENTRAL BANK CORPORATION
Date: January 17, 2006	By:	/s/ Ray T. Colonius
Ray T. Colonius (Duly Authorized Officer) Chief Financial Officer

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EXHIBIT INDEX
Exhibit Number	Description
99.1	Form of Stock Option Agreement for a Non-Qualified Stock Option Under The Community Central Bank Corporation 2002 Incentive Plan

End